Exhibit 4.1

FORM OF

FOURTH AMENDMENT

THIS FOURTH AMENDMENT (this “Amendment”) dated as of August     , 2005, to the Credit Agreement referenced below, is by and among SCHOOL SPECIALTY, INC., a Wisconsin corporation (the “Borrower”), the Subsidiaries of the Borrower identified as “Guarantors” on the signature pages hereto, the Lenders identified on the signature page hereto and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

W I T N E S S E T H

WHEREAS, a $250 million credit facility has been extended to the Borrower pursuant to the Amended and Restated Credit Agreement (as amended, modified, supplemented and extended, the “Credit Agreement”) dated as of April 11, 2003 among the Borrower, the Guarantors identified therein, the Lenders identified therein and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer; and

WHEREAS, the Borrower has requested certain modifications to the Credit Agreement and the Required Lenders have consented to the requested modifications on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

2. Amendments. The Credit Agreement is amended in the following respects:

2.1 In Section 1.01, the following definitions are amended or added to read as follows:

“Education Acquisition” means the acquisition by the Borrower of all of the Capital Stock of Delta Education, LLC, a Delaware limited liability company, from Wicks Learning Group, LLC, a Delaware limited liability company.

“Fourth Amendment Effective Date” means August     , 2005.

“Collateral” means a collective reference to all real and personal Property with respect to which Liens in favor of the Collateral Agent are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

“Collateral Agent” means Bank of America in its capacity as collateral agent under any of the Collateral Documents, or any successor collateral agent.

“Collateral Documents” means a collective reference to the Security Agreement, the Pledge Agreement, the Intercreditor Agreement, the Term Loan Intercreditor Agreement, and such other security documents as may be executed and delivered by the Loan Parties pursuant to the terms of Section 7.14.

“Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement dated as of the Fourth Amendment Effective Date among the Borrower, the Collateral Agent and Bank One, NA, as agent under the Permitted Securitization Transaction.

“Pledge Agreement” means the Amended and Restated Pledge Agreement dated as of the Fourth Amendment Effective Date executed in favor of the Collateral Agent by each of the Loan Parties, as amended, modified, restated or supplemented from time to time.

“Security Agreement” means the Amended and Restated Security Agreement dated as of the Fourth Amendment Effective Date executed in favor of the Collateral Agent by each of the Loan Parties, as amended, modified, restated or supplemented from time to time.

“Term Loan Documents” means, collectively, (a) the Term Loan Credit Agreement dated as of the Fourth Amendment Effective Date among the Borrower, the lenders identified therein and Bank of America, N.A., as administrative agent, and (b) all other documents, agreements and instruments executed in connection therewith, in each case as amended, modified and supplemented in a manner permitted hereunder.

“Term Loan Intercreditor Agreement” means the Intercreditor and Collateral Agency Agreement dated as of the Fourth Amendment Effective Date among the Administrative Agent, the administrative agent under the Term Loan Documents and the Collateral Agent.

2.2 In Section 8.02 of the Credit Agreement, clause (l) is amended to read as follows:

(m) the Education Acquisition and Permitted Acquisitions; and

2.3 In Section 8.03, clause (a) is amended to read as follows:

(a) Indebtedness under the Loan Documents;

2.4 In Section 8.03, the “and” at the end of clause (i) is deleted and clause (j) is amended to read as follows:

(j) Guarantees with respect to Indebtedness permitted under this Section 8.03; and

2.5 In Section 8.03, a new clause (k) is added thereto to read as follows:

(k) Indebtedness arising under the Term Loan Documents in an aggregate outstanding amount not to exceed $100,000,000;

2.6 In Section 8.09(a), the “and” immediately prior to clause (5) is replaced with “,” and a new clause (6) is added thereto to read as follows:

(6) the Term Loan Documents.

2.7 In Section 8.09(b), the “and” immediately prior to clause (v) is replaced with “,” and a new clause (vi) is added thereto to read as follows:

(vi) the Term Loan Documents.

2.8 In Section 8.12(c)(ii)(ii), the following is added immediately to the end thereof:

(other than the Indebtedness under the Term Loan Documents)

2.9 In Section 8.12, clause (d) is amended to read as follows:

(d) Enter into any agreement, instrument or other document creating, evidencing or relating to any Indebtedness which provides that such Indebtedness is “Designated Senior Debt” for purposes of the Senior Subordinated Note Documents, other than the Term Loan Documents.

2.10 Section 10.01(b) is amended to read as follows:

(b)	(i) Each Lender authorizes and directs each of the Administrative Agent and the Collateral Agent to enter into the Term Loan Intercreditor Agreement on behalf of such Lender and each Lender agrees that such Lender shall be bound by all of the terms of the Term Loan Intercreditor Agreement. Each Lender that becomes a party to this Credit Agreement by way of assignment or other transfer pursuant to Section 11.07 hereof acknowledges that each of the Administrative Agent and the Collateral Agent has entered into the Term Loan Intercreditor Agreement on behalf of such Lender and such Lender agrees that such Lender shall be bound by all of the terms of the Term Loan Intercreditor Agreement.

(ii) Each Lender authorizes and directs the Collateral Agent, on behalf of such Lender, to enter into the Intercreditor Agreement and each Lender agrees that such Lender shall be bound by all of the terms of the Intercreditor Agreement. Each Lender that becomes a party to this Credit Agreement by way of assignment or other transfer pursuant to Section 11.07 hereof acknowledges that the Administrative Agent, on behalf of such Lender, has entered (or may enter) into the Intercreditor Agreement and such Lender agrees that such Lender shall be bound by all of the terms of the Intercreditor Agreement.

(iii) Each Lender authorizes and directs the Collateral Agent, on behalf of such Lender, to enter into the Pledge Agreement and the Security Agreement.

3. Consent to Intercreditor Agreement, Security Agreement and Pledge Agreement. The Required Lenders hereby authorize and direct the Administrative Agent, on behalf of the Lenders, to enter into the Term Loan Intercreditor Agreement in substantially the form of Exhibit A hereto. The Required Lenders hereby further authorize and direct Bank of America, acting as Collateral Agent, to enter into the Amended and Restated Security Agreement in substantially the form of Exhibit B hereto, the Amended and Restated Pledge Agreement in substantially the form of Exhibit C hereto and the Intercreditor Agreement in substantially the form of Exhibit D hereto.

4. Joinder of Education as a Guarantor. The Borrower covenants and agrees to cause Education to become a Guarantor pursuant to Section 7.12 of the Credit Agreement within 10 days after the date hereof.

5. Conditions Precedent. This Amendment shall be effective as of the date set forth above upon satisfaction of each of the following conditions precedent:

(a) Amendment. Receipt by the Administrative Agent of counterparts of this Amendment executed by the Loan Parties and the Required Lenders.

(b) Fees. Receipt by the Administrative Agent, for the benefit of each Lender that approves the amendment, of a fee equal to five basis points (0.05%) on such Lender’s Revolving Commitment.

(c) Solvency Certificate. Receipt by the Administrative Agent of a certificate executed by the chief financial officer of the Borrower as of the date hereof, in form and substance satisfactory to the Administrative Agent, regarding the solvency of the Loan Parties on a consolidated basis after giving effect to the Education Acquisition and the Credit Extensions to be made on the date hereof.

6. No Other Changes. Except as expressly modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

7. Amendment is a “Loan Document”; Reaffirmation of Representations and Warranties. This Amendment is a Loan Document. Each Loan Party represents and warrants that, immediately prior to and immediately after giving effect to this Amendment, each representation and warranty set forth in the Loan Documents is true and correct in all material respects as of the date hereof (except those that expressly relate to an earlier period).

8. Reaffirmation of Security Interests. Each Loan Party (i) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (ii) agrees that this Amendment shall in no manner impair or otherwise adversely effect any of the Liens granted in or pursuant to the Loan Documents.

9. Reaffirmation of Guaranty. Each of the Guarantors (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Loan Documents and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Guarantor’s obligations under the Credit Agreement or the other Loan Documents.

10. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

11. Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of North Carolina.

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Fourth Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	SCHOOL SPECIALTY, INC.
a Wisconsin corporation

By:
	Name:	Mary M. Kabacinski
	Title:	Chief Financial Officer

GUARANTORS:	CHILDCRAFT EDUCATION CORP.,
a New York corporation CLASSROOMDIRECT.COM, LLC,

a Delaware limited liability company

BIRD-IN-HAND WOODWORKS, INC.,

a New Jersey corporation

SPORTIME, LLC,

a Delaware limited liability company

GLOBAL VIDEO, LLC,

a Wisconsin limited liability company

PREMIER AGENDAS, INC.,

a Washington corporation

FREY SCIENTIFIC, INC.,

a Delaware corporation

AMALGAMATED WIDGETS, INC.,

a Wisconsin corporation

SAX ARTS & CRAFTS, INC.,

a Delaware corporation

CALIFONE INTERNATIONAL, INC.,

a Delaware corporation

By:
	Name:	Mary M. Kabacinski
	Title:	Treasurer

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ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

LENDER:	BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

LASALLE BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

M&I MARSHALL & ILSLEY BANK

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

HARRIS N.A.

By:
Name:
Title:

NATIONAL CITY BANK OF THE MIDWEST
(f.k.a. National City Bank of Michigan/Illinois)

By:
Name:
Title:

[Signature Pages Continue]

ASSOCIATED BANK, N.A.

By:
Name:
Title:

THE BANK OF NEW YORK

By:
Name:
Title:

UNION BANK OF CALIFORNIA, N.A.

By:
Name:
Title:

ST. FRANCIS BANK

By:
Name:
Title:

BANK OF SCOTLAND

By:
Name:
Title: